Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT

SECOND AMENDMENT, dated as of June 3, 2013 (this “Amendment”), to the Credit Agreement, dated as of October 9, 2007, as amended by the First Amendment dated as of March 2, 2011, among GUITAR CENTER, INC., a Delaware corporation (the “Borrower”), the facility guarantors party thereto (the “Facility Guarantors”), the lenders party thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent, and the other agents party thereto (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Term Credit Agreement”).

W I T N E S S E T H :

WHEREAS, the Borrower, the Facility Guarantors, the Lenders and the Administrative Agent are parties to the Term Credit Agreement; and

WHEREAS, subject to the terms and conditions of this Amendment, the parties hereto wish to amend the Term Credit Agreement as herein provided;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.                            Defined Terms.  Unless otherwise defined herein, terms defined in the Term Credit Agreement and used herein shall have the meanings given to them in the Term Credit Agreement (as defined after giving effect to this Amendment).

SECTION 2.                            Amendments to Section 1.01.  Section 1.01 of the Term Credit Agreement is hereby amended as follows:

(a) by adding the following defined terms in proper alphabetical order:

“Second Amendment” means the Second Amendment, dated as of June 3, 2013, to this Agreement, by and among the Borrower, the Facility Guarantors, the Lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date” has the meaning assigned to such term in the Second Amendment, which date is June 3, 2013.

(b) by replacing the following defined terms in their entirety with the following:

“ABL Borrowings Amount” means, as of any date (the “Reference Date”), an amount equal to (a) the sum of the aggregate amount of all Loans (as such term is defined under the ABL Agreement) outstanding for the period of four consecutive Fiscal Quarters most recently ended on or prior to the Reference Date divided by (b) four.  For purposes of this definition and the calculation of the Consolidated Secured Net Leverage Ratio at any time after the Second Amendment Effective Date, it is agreed that (i) for the Fiscal Quarters ended September 30, 2012, December 31, 2012 and March 31, 2013, the amount of Loans (as such term is defined under the ABL Agreement) outstanding as of the end of each such Fiscal Quarter shall be deemed to equal $100,000,000 and (ii) for the Fiscal Quarters ended June 30, 2013 and September 30, 2013, the amount of Loans (as such term is defined under the ABL Agreement) outstanding as of the end of each such Fiscal Quarter shall be deemed to equal the greater of (x) $100,000,000 and (y) the actual amount of Loans (as such term is defined under the ABL Agreement) outstanding as of the end of such Fiscal Quarter.

“Applicable Margin” means a percentage per annum equal to, in the case of any (a) Non-Extended Term Loan that is a Prime Rate Loan, 2.50%, (b) Non-Extended Term Loan that is a LIBO Loan, 3.50%, (c) Extended Term Loan that is a Prime Rate Loan, 5.00% and (d) Extended Term Loan that is a LIBO Loan, 6.00%.

“Repricing Transaction” means (a) any prepayment of the Extended Term Loans using proceeds from a substantially concurrent incurrence by the Borrower of term loans, revolving loans or high yield bonds, in each case, for which the interest rate payable thereon on the date of such prepayment is lower than the LIBO Rate on the date of such prepayment plus the Applicable Margin with respect to the Extended Term Loans on the date of such prepayment or (b) any repricing of the Extended Term Loans pursuant to an amendment hereto resulting in the interest rate payable thereon on the date of such amendment being lower than the LIBO Rate on the date of such amendment plus the Applicable Margin with respect to the Extended Term Loans on the date of such amendment.

SECTION 3.                            Amendment to Section 2.16(c).  Section 2.16(c) of the Term Credit Agreement is hereby replaced in its entirety with the following:

(c)  Any prepayment or repricing of the Extended Term Loans effected on or prior to the first anniversary of the Second Amendment Effective Date as a result of a Repricing Transaction shall be accompanied by a fee equal to 1.00% of the principal amount of the Extended Term Loans so prepaid or repriced, unless such fee is waived by the applicable Extended Term Loan Lender.  If in connection with a Repricing Transaction on or prior to such first anniversary of the Second Amendment Effective Date any Lender is replaced as a result of its being a Minority Lender in respect of such Repricing Transaction pursuant to Section 9.02(c), such Lender shall be entitled to the fee provided under this Section 2.16(c).

SECTION 4.                            Amendment to Section 6.11(a).  Section 6.11(a) of the Term Credit Agreement is hereby replaced in its entirety with the following:

(a) Consolidated Secured Net Leverage Ratio.  Holdings shall not permit the Consolidated Secured Net Leverage Ratio on the last day of any Fiscal Quarter during any period set forth below to be greater than the ratio set forth opposite such period below:

Period	Ratio

October 1, 2008 through March 31, 2009	4.80x
April 1, 2009 through September 30, 2009	4.50x
October 1, 2009 through March 31, 2010	3.90x
April 1, 2010 through March 31, 2013	3.50x
April 1, 2013 through September 30, 2013	4.35x
October 1, 2013 through December 31, 2014	4.00x
January 1, 2015 through June 30, 2015	3.75x
Thereafter	3.00x

Notwithstanding the foregoing or anything to the contrary contained in this Agreement or any of the other Loan Documents, this covenant shall not be tested as a maintenance covenant for the Fiscal Quarter ended June 30, 2013, but such covenant level shall be used with respect to determining compliance with this SECTION 6.11(a) as required by any other provision of this Agreement.

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SECTION 5.                            Conditions to Effectiveness.  This Amendment shall become effective on and as of the date hereof (the “Second Amendment Effective Date”) upon the satisfaction (or waiver by the Required Lenders) of the following conditions:

(a)                                 the Administrative Agent shall have received this Amendment, executed and delivered by a duly authorized officer of (a) the Borrower, (b) the Facility Guarantors and (c) the Required Lenders;

(b)                                 the Administrative Agent shall have received evidence that all fees and expenses required to be paid pursuant to Sections 7 and 8 hereof have been paid in full; and

(c)                                  the Required Lenders under, and as defined in, the ABL Agreement shall have consented to the terms of this Amendment.

SECTION 6.                            Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and each Lender that (immediately before and after giving effect to this Amendment):

(a)  Each Loan Party has the power and authority to execute, deliver and perform its obligations under this Amendment.  Each Loan Party has taken all necessary corporate or other action to authorize the execution, delivery and performance of its obligations under this Amendment.  This Amendment has been duly executed and delivered on behalf of each Loan Party.  This Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(b)  The execution, delivery and performance of this Amendment will not violate any Applicable Law, or conflict with any material indenture, agreement or other instrument to which the Borrower is a party, except to the extent that such violation or conflict would not reasonably be expected to result in a Material Adverse Effect, and will not result in the creation or imposition of any Lien upon any asset of the Borrower pursuant to any such agreement (other than any Permitted Encumbrances and Liens created under the Loan Documents).

(c)          Each of the representations and warranties made by any Loan Party in the Loan Documents as amended by this Amendment is true and correct in all material respects on and as of the Second Amendment Effective Date, as if made on and as of such date (except that any representation or warranty which by its terms is made as of an earlier date shall be true and correct in all material respects as of such earlier date).

(d)         As of the Second Amendment Effective Date, there does not exist any Default or Event of Default.

SECTION 7.                            Payment of Expenses.  The Borrower agrees to pay or reimburse the Arranger and the Administrative Agent for all Credit Party Expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby.

SECTION 8.                            Consent Fee.  The Borrower agrees to pay to the Administrative Agent

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for the account of each Lender that has executed and delivered a counterpart of this Amendment by the Second Amendment Effective Date, a consent fee in an amount equal to 0.25% of such Lender’s Term Loans.

SECTION 9.                            No Other Amendment or Waivers; Confirmation.  Except as expressly provided hereby, all of the terms and provisions of the Term Credit Agreement and the other Loan Documents are and shall remain in full force and effect.  The amendments contained herein shall not be construed as an amendment of any other provision of the Term Credit Agreement or the other Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of the Borrower that would require the waiver or consent of the Administrative Agent or the Lenders.

SECTION 10.                     GOVERNING LAW; WAIVER OF JURY TRIAL; MISCELLANEOUS.

(a)                             THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b)                                 On and after the Second Amendment Effective Date, each reference in the Term Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import referring to the Term Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Term Credit Agreement shall mean and be a reference to the Term Credit Agreement as amended by this Amendment.

(c)                                  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.  This Amendment may be delivered by facsimile or electronic transmission of the relevant signature pages hereof.

(d)                                 The Administrative Agent shall give notice to the Borrower and each of the Lenders promptly upon the occurrence of the “Second Amendment Effective Date.”

(e)                                  The execution and delivery of this Amendment by any Lender shall be binding upon each of its successors and permitted assigns (including permitted assignees of its Loans in whole or in part prior to effectiveness hereof).

SECTION 11.                     Severability.  If any provision of this Amendment shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

SECTION 12.                     Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

GUITAR CENTER, INC.

By:	/s/ Tim Martin
Tim Martin, EVP

THE ENTITIES LISTED ON SCHEDULE I HERETO, as Facility Guarantors

By:	/s/ Tim Martin
Tim Martin, EVP (VP, Guitar Center Holdings, Inc.)

Acknowledged and Agreed:

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent, Collateral Agent, and as Lender

By:	/s/ Sarah L. Freedman
	Name:	Sarah L. Freedman
	Title:	Executive Director

Name of Lender:	[Signatures intentionally omitted]

SECOND AMENDMENT SIGNATURE PAGE

Schedule I

Facility Guarantors

Guitar Center Holdings, Inc.

Guitar Center Stores, Inc.

Guitar Center Gift Card Company, LLC

Musician’s Friend, Inc.

Harmony Central Group, LLC

GTRC Services, Inc.

Music 123, Inc.

Woodwind & Brasswind, Inc.